Exhibit 21.1

Country	Subsidiary and address
Australia	Guidewire Software Pty Ltd. (Aus)
2/131 Clarence Street
Sydney NSW 2000

Germany	Guidewire Software GmbH
Zeppelinstrabe 71-73
81669 Munchen

France	Guidewire Software France SAS
52 Rue Sainte Anne
75002 Paris
FRANCE

United Kingdom	Guidewire Software Ltd. (UK)
St Clements House
27-28 Clements Lane
London
EC4N 7AE

Japan	Guidewire Software Japan KK
12/F Yurakucho Ekimae
Bldg, 2-7-1
Yurakucho, Chiyoda-ku, Tokyo

Canada	Guidewire Canada Ltd.
2810 Matheson Blvd. East
Suite 200
Mississauga Ontario
Canada L4W 4X7

New Zealand	Guidewire Software Pty Ltd. (New Zealand Branch)
2/131 Clarence Street
Sydney NSW 2000

Hong Kong	Guidewire Software Asia Ltd. (HK)
C/- Vistra (Hong Kong) Limited
Suite 5704-5, 57th Floor, Central Plaza
18 Harbour Road, Wanchai, Hong Kong

Ireland	Guidewire Software (Ireland) Ltd.
32 Merrion Street Upp
Dublin 2
Ireland

Italy	Guidewire Software Italy SRL.
Via XX Settembre 3
10121 Turin
Italy

Poland	Guidewire Software Poland Sp. Z o.o.
ul. Lindleya 16
02-013 Warsaw
Poland